Exhibit 107

Calculation of Filing Fee Tables

S-1
(Form Type)

Mobileye Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	457(a)	4,025,000	$42.00	$169,050,000.00	0.0001102	$18,629.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$169,050,000.00		$18,629.31
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$18,629.31

(1)	The securities are being registered solely in connection with the resale of ordinary shares by the selling stockholder named in the registration statement to which this exhibit relates (the “Selling Stockholder”).

(2)	Includes shares of Class A common stock, par value $0.01 per share (“Class A common stock”), of Mobileye Global Inc. (“Mobileye”) subject to the underwriters’ option to purchase additional shares from the Selling Stockholder.

(3)	Based on the public offering price.

(4)	Mobileye previously registered securities with a proposed maximum aggregate offering price of $1,789,917,500.00 on its registration statement on Form S-1 (File No. 333-272420) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 7, 2023. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $169,050,000.00 is hereby registered for resale by the Selling Stockholder, which includes shares of Class A common stock subject to the underwriters’ option to purchase additional shares. The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.